                                                                   EXHIBIT 10.15
e                         SECURITIES PURCHASE AGREEMENT

                                  dated as of
                                 August 3, 1998

                                     among

                         ABS CAPITAL PARTNERS II, L.P.

                      DLJ MERCHANT BANKING PARTNERS, L.P.,

                       DLJ INTERNATIONAL PARTNERS, C.V.,

                          DLJ OFFSHORE PARTNERS, C.V.,

                      DLJ MERCHANT BANKING FUNDING, INC.,

                            DLJ CAPITAL CORPORATION,

                            SPROUT GROWTH II, L.P.,

                            SPROUT CAPITAL VI, L.P.,

                                DLJ ESC II, L.P.

              DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION

                             DR. GILBERT F. AMELIO

                                WILLIAM E. TERRY

                                      AND

                              PHASE METRICS, INC.

                       RELATING TO THE PURCHASE AND SALE

                                       OF

                                   SECURITIES

                                       OF

                              PHASE METRICS, INC.

                                TABLE OF CONTENTS

                                                                                           Page
                                                                                           ----
ARTICLE 1....................................................................................1
  DEFINITIONS................................................................................1
    1.1 Definitions..........................................................................1
ARTICLE 2....................................................................................5
  PURCHASE AND SALE..........................................................................5
    2.1 Purchase and Sale....................................................................5
    2.2 Closing..............................................................................5
    2.3 Additional Purchase..................................................................6
    2.4 Additional Closing...................................................................6
ARTICLE 3....................................................................................6
  REPRESENTATIONS AND WARRANTIES OF THE ISSUER...............................................6
    3.1  Corporate Existence and Power.......................................................7
    3.2  Governmental Authorization..........................................................7
    3.3  Authorization.......................................................................7
    3.4  Non-Contravention...................................................................7
    3.5  Capitalization......................................................................8
    3.6  Financial Statements................................................................9
    3.7  Absence of Certain Changes.........................................................10
    3.8  No Undisclosed Liabilities.........................................................11
    3.9  Certain Interests..................................................................12
    3.10 Material Contracts.................................................................12
    3.11 Litigation.........................................................................14
    3.12 Compliance with Laws; No Defaults..................................................14
    3.13 Properties.........................................................................14
    3.14 Intellectual Property..............................................................16
    3.15 Insurance Coverage.................................................................18
    3.16 Licenses and Permits...............................................................18
    3.17 Inventories........................................................................18
    3.18 Accounts Receivable; Vendor Relationships..........................................19
    3.19 Finders' Fees......................................................................19
    3.20 Disclosure.........................................................................19
    3.21 Directors, Officers and Employees..................................................19
    3.22 Labor Matters......................................................................20
    3.23 Environmental Matters..............................................................20
    3.24 Employee Benefit Plans.............................................................21
    3.25 Debt Instruments...................................................................23
    3.26 Books and Records..................................................................23
ARTICLE 4...................................................................................24
  REPRESENTATIONS AND WARRANTIES OF BUYERS..................................................24
    4.1 Existence and Power.................................................................24


    4.2 Authorization........................................................................24
    4.3 Governmental Authorization...........................................................24
    4.4 Non-Contravention....................................................................24
    4.5 Purchase for Investment..............................................................25
    4.6 Litigation...........................................................................25
    4.7 Finders' Fees........................................................................25
ARTICLE 5....................................................................................25
  ADDITIONAL UNDERTAKINGS AND COVENANTS......................................................25
    5.1 Best Efforts.........................................................................25
    5.2 Certain Filings......................................................................26
    5.3 Confidentiality......................................................................26
    5.4 Public Announcements.................................................................27
ARTICLE 6....................................................................................27
  TAX MATTERS................................................................................27
    6.1 Tax Definitions......................................................................27
    6.2 Tax Representations..................................................................28
    6.3 Covenants............................................................................29
ARTICLE 7....................................................................................30
  CONDITIONS TO CLOSING......................................................................30
    7.1 Conditions to Obligations of the Issuer..............................................30
    7.2 Conditions to Obligation of Buyers...................................................30
ARTICLE 8....................................................................................32
  SURVIVAL; INDEMNIFICATION..................................................................32
    8.1 Survival.............................................................................32
    8.2 Indemnification......................................................................32
    8.3 Procedures; Remedies Cumulative......................................................32
    8.4 Specific Performance.................................................................33
ARTICLE 9....................................................................................33
  MISCELLANEOUS..............................................................................33
    9.1 Notices..............................................................................33
    9.2 Amendments and Waivers...............................................................36
    9.3 Expenses.............................................................................37
    9.4 Successors and Assigns...............................................................37
    9.5 Governing Law........................................................................37
    9.6 Jurisdiction.........................................................................37
    9.7 Counterparts; Third Party Beneficiaries..............................................38
    9.8 Knowledge............................................................................38
    9.9 Appointment of Agent.................................................................38
    9.10 Sovereign Immunity..................................................................39
    9.11 Entire Agreement....................................................................39


                                      -ii-

                          SECURITIES PURCHASE AGREEMENT

                THIS AGREEMENT (this "Agreement") dated as of August 3, 1998 among ABS Capital Partners II, L.P., a Delaware limited partnership ("Capital"), DLJ Merchant Banking Partners, L.P., a Delaware limited partnership ("DLJMB"), DLJ International Partners, C.V., a Netherlands Antilles limited partnership, DLJ Offshore Partners, C.V., a Netherlands Antilles limited partnership, DLJ Merchant Banking Funding, Inc., a Delaware corporation, DLJ Capital Corporation, a Delaware corporation, Donaldson, Lufkin & Jenrette Securities Corporation, a Delaware corporation, DLJ ESC II, L.P., a Delaware limited partnership, Sprout Growth II, L.P., a Delaware limited partnership, Sprout Capital VI, L.P., a Delaware limited partnership (each of the foregoing, a "DLJ Buyer"), Dr. Gilbert
F. Amelio, William E. Terry (Dr. Amelio and Mr. Terry, together with Capital and the DLJ Buyers, the "Buyers") and Phase Metrics, Inc., a Delaware corporation (the "Issuer").

                The parties hereto agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS


               1.1    Definitions.

               (a) The following terms, as used herein, have the following meanings:

                "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person, provided that no securityholder of the Issuer shall be deemed an Affiliate of any other securityholder solely by reason of any investment in the Issuer. For the purpose of this definition, the term "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

                "Balance Sheet" means the audited consolidated balance sheet of the Issuer and its Subsidiaries as of December 31, 1997.

               "Balance Sheet Date" means December 31, 1997.

               "Benefit Arrangement" means any employment, severance or similar contract or arrangement whether or not written, or any plan, policy, fund, program or contract or arrangement (whether or not written) providing for compensation, bonus, profit-sharing, stock option, or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangements), health or medical benefits, disability benefits, worker's compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance or other benefits) that (i) is not an Employee Plan, (ii) is entered into, maintained, administered or contributed to, as the case may be, by the Issuer or any Subsidiary of the Issuer and (iii) covers any employee or former employee of the Issuer or any Subsidiary of the Issuer.

               "Buyers" means, collectively, Capital and the DLJ Buyers.

               "Bylaws" means the Bylaws of the Issuer, in substantially the form attached hereto as EXHIBIT A.

               "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

               "Charter" means the Amended and Restated Certificate of Incorporation of the Issuer, in substantially the form attached hereto as EXHIBIT B.

               "Closing Date" means the date of the Closing.

               "Common Stock" means the common stock of the Issuer.

               "Disclosure Schedule" means the schedule identified as the Disclosure Schedule to this Agreement.

               "Employee Plan" means any "employee benefit plan", as defined in
Section 3(3) of ERISA, that (i) is subject to any provision of ERISA, (ii) is maintained, administered or contributed to by the Issuer or any Subsidiary of the Issuer and (iii) covers any employee or former employee of the Issuer or any Subsidiary of the Issuer.

               "Environmental Laws" means any and all applicable federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants and governmental restrictions, now or hereafter in effect, relating to the environment, human health or Releases of Hazardous Substances or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances or the clean-up or other remediation thereof.

               "Environmental Liabilities" means any and all liabilities of or relating to the Issuer or any Subsidiary of the Issuer (including any entity which is, in whole or in part, a predecessor of the Issuer or any Subsidiary of the Issuer), whether vested or unvested, contingent or fixed, actual or potential, known or unknown, which (i) arise under or relate to matters covered by Environmental Laws (including without limitation any matters disclosed or required to be disclosed in the Disclosure Schedule) and (ii) relate to actions occurring or conditions existing in whole or in part on or prior to the Closing Date.

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended and the rules and regulations promulgated thereunder.

               "ERISA Affiliate" of any entity means any other entity which, together with such entity, would be treated as a single employer under Section 414 of the Code.

               "GAAP" means United States generally accepted accounting principles as in effect on the date hereof.

               "Hart-Scott-Rodino" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

               "Hazardous Substances" means any wastes, substances, radiation, or materials (whether solids, liquids or gases) (i) which are hazardous, toxic, infectious, explosive, radioactive, carcinogenic, or mutagenic; (ii) which are or become defined as a "pollutants," "contaminants," "hazardous materials," "hazardous wastes," "hazardous substances," "toxic substances," "radioactive materials," "solid wastes," or other similar designations in, or otherwise subject to regulations under, any Environmental Laws; (iii) without limitation, asbestos and asbestos-containing materials, lead-based paints, urea-formaldehyde foam insulation, and petroleum or petroleum products (including, without limitation, crude oil or any fraction thereof); or (iv) which pose a hazard to human health, safety, natural resources, industrial hygiene, or the environment, or an impediment to working conditions.

               "Intellectual Property Right" means any trademark, service mark, trade name, brand name, invention (whether conceived or reduced to practice), patent, trade secret, copyright, know-how (including any registrations or applications for of any of the foregoing) or any other similar type of proprietary intellectual property right.

               "Lien" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

               "Material Adverse Effect" means a material adverse effect on the condition (financial or otherwise), business, assets, results of operations or prospects of the Issuer or any Subsidiary of the Issuer.

               "Multiemployer Plan" means each Employee Plan that is a "multiemployer plan", as defined in Section 3(37) of ERISA.

               "1933 Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

               "1934 Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

               "Notes" means the Convertible Subordinated Notes of the Issuer due 2005, dated November 23, 1994, in the aggregate initial principal amount equal to $8,000,000.

               "Pending" means, with respect to any action or proceeding, an action or proceeding in connection with which a complaint or similar document has been filed and served and which action or proceeding has not been finally terminated.

               "Person" means an individual, corporation, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

               "Regulated Environmental Activity" means any manufacture, importation, handling, use, processing, generation, treatment, storage, recycling, transportation or disposal of any Hazardous Substance.

               "Release" means any discharge, emission or release, including a Release as defined in CERCLA at 42 U.S.C. Section 9601(22), into or upon the environment, including the air, soil, improvements, surface water, groundwater, the sewer, septic system, storm drain, publicly owned treatment works, or waste treatment, storage, or disposal systems at, on, from, above, or under the real property nor or previously owned, operated, or leased by the Issuer or any Subsidiary of Issuer or any other property at which Hazardous Substances originating on or from such property or the businesses or Assets of the Investor or any Subsidiary of the Investor have been stored, treated or disposed. The term "Released" has a corresponding meaning.

               "Series A Preferred Stock" means the Series A Convertible Preferred Stock of the Issuer, par value $.0001 per share.

               "Series B Preferred Stock" means the Series B Convertible Participating Preferred Stock of the Issuer, par value $.0001 per share.

               "Series C Preferred Stock" means the Series C Convertible Redeemable Preferred Stock of the Issuer, par value $.0001 per share.

               "Securities" means shares of the Series C Preferred Stock.

               "Securityholders Agreement" means the Amended and Restated Securityholders Agreement to be entered into by the Issuer, the Buyers and the other parties listed on the signature pages thereof substantially in the form attached hereto as EXHIBIT C.

               "Inter-Securityholders Agreement" means the Inter-Securityholders Agreement to be entered into by the holders of the Notes, the Issuer and Capital substantially in the form attached hereto as EXHIBIT D.

               "Subsidiary" means, with respect to any Person, any entity (including, without limitation, any partnership) of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions (including, in the case of a partnership, a general partner) are at the time directly or indirectly owned by such Person.

               "Title IV Plan" means an Employee Plan subject to Title IV of ERISA other than any Multiemployer Plan.

               "Transactions" mean the transactions contemplated by the Transaction Documents.

               "Transaction Documents" means this Agreement, the Securityholders Agreement and the Inter-Securityholders Agreement, and each such document is sometimes referred to individually as a "Transaction Document".

               (b) All financial or accounting terms not defined herein shall have the meanings afforded them under GAAP.

               (c) Any terms not defined in Section 1.1(a) shall have the meaning assigned to them elsewhere in this Agreement.


                                    ARTICLE 2

                                PURCHASE AND SALE


               2.1 Purchase and Sale.

               Upon the terms and subject to the conditions of this Agreement, the Issuer agrees to issue and sell to each Buyer, and each Buyer agrees, severally but not jointly, to purchase from the Issuer at the Closing, the number of shares of Series C Preferred Stock and at the prices indicated opposite such Buyer's name on Schedule 2.1.

               2.2    Closing.

               The closing (the "Closing") of the transactions contemplated hereunder shall take place at the offices of Hogan & Hartson L.L.P., 111 S. Calvert Street, 16th Floor, Baltimore, Maryland 21202, as soon as possible after satisfaction of the conditions set forth in Article 7, or at such other time or place as the parties may agree. At the Closing:

                      (a) Each Buyer shall deliver to the Issuer the cash amount indicated opposite such Buyer's name on Schedule 2.1 in immediately available funds by wire transfer to an account of the Issuer designated by the Issuer, by notice to such Buyers, not later than two business days prior to the Closing Date.

                      (b) The Issuer shall deliver to each Buyer certificates for the number of shares of Series C Preferred Stock indicated opposite such Buyer's name on Schedule 2.1, duly registered in the name of such Buyer.

                      (c) The Issuer shall deliver to the Buyers the documents required hereunder to be furnished by the Issuer to the Buyers prior to or at Closing.

               2.3    Additional Purchase.

               Upon the terms and subject to the conditions of this Agreement, the Issuer agrees to issue and sell Capital, and Capital agrees, to purchase from the Issuer, an additional 1,250,001 shares of Series C Preferred Stock (the "Additional Purchase"), at a purchase price of $4.00 per share, for a total aggregate additional purchase price of $5,000,004 (the "Additional Purchase Price") at an additional closing (the "Additional Closing"), provided that (a) all consents, authorizations and approvals of governmental authorities and of private persons or entities with respect to the Additional Purchase, including but not limited to the expiration of any waiting period pursuant to Hart-Scott-Rodino, have been secured; and (b) the Additional Closing occurs no later than 120 days from the date of this Agreement.

               2.4    Additional Closing.

               The Additional Closing shall take place at the offices of Hogan & Hartson L.L.P., 111 S. Calvert Street, 16th Floor, Baltimore, Maryland 21202, as soon as possible after satisfaction of the conditions set forth in Section 2.3, or at such other time or place as the parties may agree (the "Additional Closing Date"). At the Additional Closing:

                      (a) Capital shall deliver to the Issuer the Additional Purchase Price in immediately available funds by wire transfer to an account of the Issuer designated by the Issuer, by notice to Capital, not later than two business days prior to the Additional Closing Date.

                      (b) The Issuer shall deliver to Capital a certificate for the number of shares of Series C Preferred Stock to be purchased by Capital at the Additional Closing.


                                    ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF THE ISSUER

               Except as specifically set forth in the Disclosure Schedule (with a disclosure with respect to a section of this Agreement to require a specific reference in the Disclosure Schedule to the section of this Agreement to which each such disclosure applies, and no disclosure to be deemed to apply with respect to any Section to which it does not expressly reference), the Issuer represents and warrants (which representation and warranty shall be deemed to include the disclosure with respect thereto so specified in the Disclosure Schedule) to each Buyer as follows:

               3.1    Corporate Existence and Power.

               The Issuer and each Subsidiary of the Issuer are corporations duly incorporated, validly existing and in good standing under the laws of the states in which they were incorporated as listed on the Disclosure Schedule. The Issuer and each Subsidiary of the Issuer have all corporate powers and all material governmental licenses, authorizations, permits, consents and approvals required to carry on their businesses as now conducted. The Issuer and each Subsidiary of the Issuer are duly qualified to do business in each jurisdiction where such qualification is necessary for the conduct of their businesses as currently conducted and as conducted on or prior to the Closing and is in good standing in each such jurisdiction, except to the extent the failure to be so qualified would not have a Material Adverse Effect. The Issuer has heretofore delivered to the Buyers true and complete copies of the articles and certificates of incorporation and Bylaws of the Issuer and each Subsidiary of the Issuer as currently in effect.

               3.2    Governmental Authorization.

               Except as set forth on the Disclosure Schedule, the execution, delivery and performance by the Issuer of the Transaction Documents and the consummation by the Issuer of the Transactions require, with respect to the Issuer and each Subsidiary of the Issuer, no action by or in respect of, or filing with, any governmental body, agency, or official.


               3.3    Authorization.

               The execution, delivery and performance by the Issuer of each of the Transaction Documents are within the Issuer's corporate powers and have been duly authorized by all necessary corporate action on the part of the Issuer. This Agreement constitutes (and, when executed and delivered, each other Transaction Document to which the Issuer is a party will constitute) a valid and binding agreement of the Issuer enforceable in accordance with its terms except as enforceability may be limited or affected by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyances and other similar laws and equitable principles now or hereafter in effect and affecting the rights and remedies of creditors generally.


               3.4    Non-Contravention.

               (a) The execution, delivery and performance by the Issuer of the Transaction Documents and the consummation by the Issuer of the Transactions do not and will not (i) violate the Charter or Bylaws of the Issuer or any Subsidiary of the Issuer, (ii) violate any applicable law, rule, regulation, judgment, injunction, order or decree binding upon the Issuer or any Subsidiary of the Issuer, (iii) other than as set forth in the Disclosure Schedule, require any consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of the Issuer or any Subsidiary of the Issuer, or result in the loss of any benefit to which the Issuer or any Subsidiary of the Issuer is entitled under, any agreement or other instrument or result in the loss of any license, franchise, permit or other similar authorization held by the Issuer or (iv) result in the creation or imposition of any acceleration of indebtedness or any Lien on any asset of the Issuer or any Subsidiary of the Issuer.

               (b) The Disclosure Schedule lists all agreements that require the consent or acquiescence of any Person or entity not a party to this Agreement with respect to any aspects of the execution, delivery or performance of this Agreement or any of the Transaction Documents by the Issuer.

               3.5    Capitalization.

               (a) As of the date hereof and immediately prior to the Closing, the authorized capital stock of the Issuer consists of 70,000,000 shares of Common Stock and 19,717,280 shares of preferred stock, the preferred stock consisting of 8,250,000 shares of Series A Preferred Stock, 3,857,280 shares of Series B Preferred Stock, and 7,610,000 shares of Series C Preferred Stock. The Disclosure Schedule sets forth a true and accurate list of all of the stockholders of the Issuer and each Subsidiary of the Issuer.

               (b) Immediately following the Closing, there will be outstanding 5,600,057 shares of Common Stock, 8,250,000 shares of Series A Preferred Stock, 3,857,280 shares of Series B Preferred Stock and 6,359,999 shares of Series C Preferred Stock.

               (c) The Disclosure Schedule sets forth the authorized capital stock of each Subsidiary of the Issuer.

               (d) All outstanding shares of capital stock of the Issuer and each Subsidiary of the Issuer have been duly authorized and validly issued and are fully paid and non-assessable. Except as set forth on the Disclosure Schedule, no shares of capital stock or other voting or equity securities of the Issuer or any Subsidiary of the Issuer have been reserved for any purpose. Except as provided in clause (b) above or set forth on the Disclosure Schedule, there are no outstanding (i) shares of capital stock or other voting or equity securities of the Issuer or any Subsidiary of the Issuer, (ii) other than as provided in clause (b) above or the Notes, securities of the Issuer or any Subsidiary of the Issuer convertible into or any Subsidiary of the Issuer or exchangeable for shares of capital stock or other voting or equity securities of the Issuer or any Subsidiary of the Issuer or (iii) options, warrants or other rights to acquire from the Issuer or any Subsidiary of the Issuer, or other obligations of the Issuer or any Subsidiary of the Issuer to issue, any capital stock other voting or equity securities or securities convertible into or exchangeable for capital stock or other voting or equity securities of the Issuer or any Subsidiary of the Issuer (the items in clauses (i), (ii) and (iii) being referred to collectively as the "Existing Securities"). There are no outstanding obligations of the Issuer or any Subsidiary of the Issuer or outstanding agreements affecting or relating to the voting, issuance, purchase, redemption, repurchase, transfer or registration for sale under the 1933 Act of any Existing Securities of the Issuer or any Subsidiary of the Issuer, except as contemplated hereunder or set forth on the Disclosure Schedule. The execution, delivery and performance by the Issuer of the Transaction Documents and the consummation by the Issuer of the Transactions will not trigger any antidilution adjustment mechanism in any issued and outstanding capital stock of the Issuer, or any outstanding warrants, options, notes or other securities convertible or exerciseable for capital stock of the Issuer. Except as set forth on the Disclosure Schedule, the Issuer directly or indirectly owns all of the shares of capital stock and other voting or equity securities of each Subsidiary of the Issuer.

               (e) The shares of Series C Preferred Stock to be acquired pursuant to Article 2 have been duly authorized by the Issuer and, when issued and delivered in accordance with the terms of this Agreement, upon payment therefor by the Buyers as contemplated hereunder, will be validly issued, fully paid and non-assessable, and will be free and clear of any Lien or other right or claim and will not be subject to any preemptive or similar rights except as contemplated by the Securityholders Agreement. The shares of Common Stock to be issued and delivered upon conversion of the Series C Preferred Stock have been duly authorized and, upon conversion of the shares of Series C Preferred Stock, such shares of Common Stock will be validly issued, fully paid and non-assessable, and will be free and clear of any Lien or other right or claim and will not be subject to any preemptive or similar rights except as contemplated by the Securityholders Agreement.

               3.6    Financial Statements.

               The Issuer has prepared and furnished to the Investors, and there are included as part of the Disclosure Schedule, the audited consolidated balance sheets and audited consolidated statements of income and cash flows of the Issuer as of the end of the fiscal years ending December 31, 1995, 1996 and 1997 and the unaudited consolidated balance sheets and unaudited consolidated statements of income and cash flows for the three months ended March 31, 1998 and the six months ended June 30, 1998. All of the financial statements, including, without limitation, the notes thereto, referred to in this section or furnished to the Investors after the date hereof pursuant to this Agreement: (i) present fairly the consolidated financial position of the Issuer as of the dates thereof and its results of operations and cash flows for the periods then ended in conformity with GAAP applied on a consistent basis and (ii) are in accordance with the books and records of the entities to which they pertain. The Disclosure Schedule sets forth all changes in accounting methods (for financial accounting purposes) at any time made, agreed to, requested or required with respect to the Issuer or any Subsidiary.

               3.7     Absence of Certain Changes.

               Since the Balance Sheet Date, except as set forth in the Disclosure Schedule and except for matters after the date hereof specifically contemplated by the Transaction Documents, the business of the Issuer and each Subsidiary has been conducted in the ordinary course, and there has not been:

               (a) any event, occurrence, development or state of circumstances or facts which has had or, to the best knowledge of Issuer, is reasonably expected to have a Material Adverse Effect;

               (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock or other securities of the Issuer or any Subsidiary of the Issuer, or any repurchase, redemption or other acquisition by the Issuer or any Subsidiary of the Issuer of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Issuer or any Subsidiary of the Issuer;

               (c) any amendment of any material term of any outstanding security of the Issuer or any Subsidiary of the Issuer;

               (d) any incurrence, assumption or guarantee by the Issuer or any Subsidiary of the Issuer of any indebtedness for borrowed money other than in the ordinary course of business and in amounts and on terms consistent with past practice, but in any event not exceeding $100,000 in the aggregate;

               (e) any creation or assumption by the Issuer or any Subsidiary of the Issuer of any Lien on any material asset other than in the ordinary course of business consistent with past practice;

               (f) any making of any loan, advance or capital contributions to or investment in any Person other than loans, advances or capital contributions to or investments in Subsidiaries made in the ordinary course of business consistent with past practice;

               (g) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of the Issuer or any Subsidiary of the Issuer which has had, or is reasonably expected to have, a Material Adverse Effect;

               (h) any transaction or commitment made, or any contract or agreement entered into, by the Issuer or any Subsidiary of the Issuer relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by the Issuer or any Subsidiary of the Issuer of any contract or other right, in either case, material to the Issuer or any Subsidiary of the Issuer, other than (i) transactions and commitments in the ordinary course of business and (ii) those contemplated by the Transaction Documents;

               (i) any change in any method of accounting or accounting practice by the Issuer or any Subsidiary of the Issuer;

               (j) except for any of the following matters undertaken in the ordinary course of business not exceeding $100,000 individually or $200,000 in the aggregate, any (i) employment, deferred compensation, severance, retirement or other similar agreement entered into with any director, officer or employee of the Issuer or any Subsidiary of the Issuer (or any amendment to any such existing agreement), (ii) grant of any severance or termination pay to any director, officer or employee of the Issuer or any Subsidiary of the Issuer, or
(iii) change in compensation or other benefits payable to any director, officer or employee of the Issuer or any Subsidiary of the Issuer pursuant to any severance or retirement plans or policies thereof; or

               (k) any material labor dispute, other than routine individual grievances, any activity or proceeding by a labor union or representative thereof to organize any employees of the Issuer or any Subsidiary of the Issuer, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to any employees of the Issuer or any Subsidiary of the Issuer.

               3.8    No Undisclosed Liabilities.

               There are no liabilities of the Issuer or any Subsidiary of the Issuer of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which is reasonably expected to result in such a liability, other than:

               (a) liabilities provided for in the Balance Sheet or disclosed in the notes thereto;

               (b) liabilities that have arisen in the ordinary course of business after the Balance Sheet Date; and

               (c) liabilities set forth on the Disclosure Schedule.

               3.9    Certain Interests.

               (a) Except as set forth in the Disclosure Schedule, no officer or director of the Issuer or any Subsidiary of the Issuer or any immediate family member or Affiliate or, to the best knowledge of the Issuer, any immediate family member or Affiliate of any such officer or director (i) has any interest in any property, real or personal, tangible or intangible, including licenses, agencies or Intellectual Property Rights, used in or pertaining to the business of the Issuer or any Subsidiary of the Issuer, (ii) has any interest in any business, corporate or otherwise, that is in competition with the business of the Issuer or any Subsidiary of the Issuer or (iii) has received any loan or advance that remains unpaid as of the date hereof from or is otherwise a debtor of, or made any loan or advance to or is otherwise a creditor of, the Issuer or any Subsidiary of the Issuer (except for travel advances to employees of the Issuer and its Subsidiaries in the ordinary course of business).

               (b) Except as set forth on the Disclosure Schedule, neither any present or former officer, director or stockholder of the Issuer or any Subsidiary of the Issuer, nor any Affiliates of the officers, directors or stockholders, are currently a party to any transaction with the Issuer or a Subsidiary of the Issuer, including, without limitation, any agreement providing for the employment of, furnishing of services by, rental of assets from or to, or otherwise requiring payments to, any of the officers, directors, stockholders or Affiliates.


               3.10   Material Contracts.

               (a) The Disclosure Schedule lists and identifies the type of agreement for all material agreements to which the Issuer or any Subsidiary of the Issuer is a party or by which the Issuer or any Subsidiary of the Issuer is bound at the date hereof. Except as set forth on the Disclosure Schedule, the Issuer is not a party to or bound by any agreement of the type described in any category of agreements referred to below:

               (i) any lease of personal property providing for annual rentals of $50,000 or more, excluding leases for copiers, laboratory equipment and office equipment purchased in the ordinary course of business that is currently in use by the Issuer or a Subsidiary or, if not in use, that has been taken into account in the restructuring charge appearing on the balance sheet for the six month period ended June 30, 1998 furnished to the Buyers pursuant to Section 3.6;

               (ii) any agreement for the purchase of materials, supplies, goods, services, equipment or other assets that (A) provides for either annual payments by the Issuer or any Subsidiary of the Issuer of $1,000,000 or more, or
(B) was not entered into in the ordinary course of business at prevailing market prices with customary cancellation provisions;

               (iii) any sales, distribution or other similar agreement providing for the sale by the Issuer or any Subsidiary of the Issuer of materials, supplies, goods, services, equipment or other assets that provides for either (A) annual payments to the Issuer or any Subsidiary of the

Issuer of $100,000 or more or (B) aggregate payments to the Issuer or any Subsidiary of the Issuer of $200,000 or more;

               (iv) any partnership, joint venture, shareholders or other similar agreement or arrangement (including any related management agreements);

               (v) any agreement relating to the acquisition or disposition of any business (whether by merger, sale of stock, sale of assets or otherwise);

               (vi) any agreement relating to indebtedness for borrowed money or the deferred purchase price of property (in either case, whether incurred, assumed, guaranteed or secured by any asset), except (A) any such agreement with an aggregate outstanding principal amount not exceeding $200,000, or (B) any such agreement entered into in the ordinary course of business consistent with past practices for the purchase of inventory or equipment containing customary deferred payment terms where the Issuer or any Subsidiary of the Issuer has an outstanding aggregate liability not exceeding $200,000;

               (vii) any material license, franchise or similar agreement;

               (viii) any material agency, dealer, sales representative, marketing or other similar agreement;

               (ix) any material consulting or advisory agreements which cannot be terminated by the Issuer or a Subsidiary, as the case may be, at will;

               (x) any agreement that limits the freedom of the Issuer or any Subsidiary of the Issuer to compete in any line of business;

               (xi) any agreement with a value of, or calling for annual payments in excess of, $50,000 with any director or officer of the Issuer or any Subsidiary of the Issuer or with any "associate" or any member of the "immediate family" (as such terms are respectively defined in Rules 12b-2 and 16a-1 of the 1934 Act) of any such director or officer; or

                (xii) any other agreement, commitment, arrangement or plan not made in the ordinary course of business that is material to the Issuer or any Subsidiary of the Issuer.

               (b) Each agreement, commitment, arrangement or plan required to be disclosed pursuant to this Section is a valid and binding obligation of the Issuer or a Subsidiary of the Issuer, as the case may be, and is in full force and effect, and the Issuer and each Subsidiary of the Issuer have in all material respects performed all the obligations thereunder required to be performed by them to date, neither the Issuer nor any Subsidiary of the Issuer is, nor to the knowledge of Issuer or any Subsidiary of the Issuer, without independent inquiry, is any other party thereto, in default or breach in any material respect under the terms of any such agreement, contract, plan, lease, arrangement or commitment and there has not occurred as of the date hereof any event which (whether with or without notice or lapse of time) would constitute a default. All necessary governmental approvals with respect thereto have been obtained and all necessary filings or registrations therefor have been made, in each case to the extent that either the Issuer or any Subsidiary of the Issuer is responsible therefor, and there are no outstanding disputes thereunder, and there have been no threatened cancellations thereof.

               3.11   Litigation.

               Except as set forth in the Disclosure Schedule, there is no action, suit, investigation or proceeding Pending against or, to the best knowledge of the Issuer, threatened or reasonably anticipated against the Issuer or any Subsidiary of the Issuer or any of their properties before any court or arbitrator or any governmental body, agency or official.

               3.12   Compliance with Laws; No Defaults.

               (a) Neither the Issuer nor any Subsidiary of the Issuer is in any material respect in violation of, or has violated, any applicable law, rule, regulation, judgment, injunction, order or decree, including, without limitation, all laws, regulations, orders and requirements promulgated by any governmental authority or relating to consumer protection, equal opportunity, environmental protection, fire, zoning and other building and occupational safety matters (including workers compensation).

               (b) Neither the Issuer nor any Subsidiary of the Issuer has received notice of any violation (or of any investigation, inspection, audit, or other proceeding by any governmental authority involving allegations of any violation) of any law, regulation, order or requirement, or is in material default with respect to any law, and no investigation, inspection, audit or other proceeding by any governmental authority involving allegations of violation of any law, regulation, order or requirement is threatened or contemplated.


               3.13   Properties.

               (a) Except as set forth on the Disclosure Schedule, the Issuer and each Subsidiary of the Issuer have good title to all personal property and assets material to the operations of the Issuer and each Subsidiary of the Issuer (whether tangible or intangible), except for property and assets sold since the Balance Sheet Date in the ordinary course of business, or in the case of leased property have valid leasehold interests in all personal property and assets under lease material to the operations of the Issuer and each Subsidiary of the Issuer.

               (b) Except for leased Real Property that is listed on the that portion of the Disclosure Schedule relating to Section 3.13(j) or leased Real Property that is not required to be disclosed pursuant to Section 3.13(j), the Disclosure Schedule lists all the real property currently owned, operated or used by the Issuer or any Subsidiary of the Issuer (the "Real Property"), specifying the owner of each parcel thereof, and all such Real Property is suitable and adequate for the uses for which it is intended or currently devoted.

               (c) The Issuer and the Subsidiaries of the Issuer are the sole owners of good, valid, fee simple, marketable and insurable (at standard rates) title to the Real Property respectively owned by them, including, without limitation, all buildings, structures, fixtures and improvements thereon and all equipment, machinery and personal property therein, in each case free and clear of all encumbrances, except for Liens of the type described in Section 3.13(f)(i)-(iii).

               (d) All buildings, structures, fixtures and other improvements on the Real Property are in good repair, free of defects (latent or patent), and fit for the uses to which they are currently devoted. All such buildings, structures, fixtures and improvements on the Real Property conform in all material respects to all applicable laws, rules or regulations. The buildings, structures, fixtures and improvements on each parcel of the Real Property lie entirely within the boundaries of such parcel of the Real Property as specified in the legal description set forth in the Disclosure Schedule, and no structures of any kind encroach on the Real Property.

               (e) No portion of the Real Property or any building, structure, fixture or improvement thereon is the subject of, or affected by, any condemnation, eminent domain or inverse condemnation proceeding currently instituted or pending, and neither the Issuer nor any Subsidiary of the Issuer has any knowledge that any of the foregoing are, or will be, the subject of, or affected by, any such proceeding.

               (f) None of the property or assets described in this section (whether personal property or Real Property) is subject to any Liens, except as set forth in the Disclosure Schedule and except:

                      (i)  Liens disclosed on the Balance Sheet;

                      (ii) Liens for taxes not yet delinquent or being contested in good faith (and for which adequate accruals or reserves have been established on the Balance Sheet); or

                      (iii) Liens which do not materially detract from the value or materially interfere with any present or presently intended use of such property or assets.

               (g) To the best knowledge of the Issuer and any Subsidiary of the Issuer, there are no developments affecting any of the property or assets described in this section (whether personal property or Real Property) pending or threatened, which might materially detract from the value of the property or assets or materially interfere with any present or intended use of any the property or assets.

               (h) All leases of Real Property to which the Issuer or any Subsidiary of the Issuer is a party or is bound are valid, binding and enforceable in accordance with their respective terms, and there does not exist under any such lease any material default or any event which with notice or lapse of time or both would constitute such a default.

               (i) The plant and equipment owned by the Issuer and each Subsidiary of the

Issuer is in good operating condition, and is reasonably adequate and suitable for its present and intended uses and, in the case of plants, buildings and other structures (including the roofs thereof), is, to the knowledge of the Issuer and the Subsidiaries of the Issuer, structurally sound.

               (j) The Disclosure Schedule lists all leases under which the Issuer or any Subsidiary of the Issuer is a lessee or lessor of any Real Property that either (i) provides for annual lease payments in excess of $50,000 or (ii) expires more than five years from the date of this Agreement. Except as described in the Disclosure Schedule, the Issuer or a Subsidiary of the Issuer (as applicable) are the owners and holders of all the leasehold estates purported to be granted by the documents described in the Disclosure Schedule to each of them. All Real Property subject to leases is suitable and adequate for the uses for which it is intended or currently devoted. The Issuer and each Subsidiary have performed all the material obligations required to be performed by each of them to date and are not in default in any respect under any of the foregoing, and there has not occurred any event which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute such a default.

               (k) All Real Property leased by the Issuer and each Subsidiary of the Issuer currently has access to (i) public roads or easements for such ingress to and egress from all such real property and (ii) water supply, storm and sanitary sewer facilities, telephone, gas and electrical connections, fire protection, drainage and other public utilities, in each case, as is reasonably necessary for the conduct of the business of the Issuer and each Subsidiary of the Issuer as heretofore conducted.

               (l) The property and assets (including Intellectual Property Rights) owned, licensed or leased by the Issuer and each Subsidiary of the Issuer constitute all of the property and assets reasonably necessary for the conduct of the businesses of the Issuer as currently conducted.

               3.14   Intellectual Property.

               (a) The Disclosure Schedule contains a list of (i) all domestic and foreign patents and patent applications, trademarks, service marks, trade names, brand names and copyrights (including any registrations or applications for any of the foregoing) and (ii) all material agreements with respect to Intellectual Property Rights, in the case of both (i) and (ii), that are owned by or licensed to Issuer and each Subsidiary of the Issuer, or used or held for use by the Issuer and any Subsidiary of the Issuer, specifying as to each, as applicable: (x) the nature of such Intellectual Property Right; (y) the owner of such Intellectual Property Right; and (z) licenses, sublicenses and other agreements as to which the Issuer and any Subsidiary of the Issuer is a party and pursuant to which any Person is authorized to use such Intellectual Property Right, including the identity of all parties thereto, a description of the nature and subject matter thereof, the applicable royalty and the term thereof. The Issuer and each Subsidiary of the Issuer own, or are licensed or otherwise possess all necessary rights to use all patents, trademarks, tradenames, service marks, copyrights, know-how and trade secrets that are used in the business or products of the Issuer and each Subsidiary of the Issuer. Except as set forth on the Disclosure Schedule, all Intellectual Property Rights owned by the Issuer and each Subsidiary of the Issuer are owned free and clear of any Liens and of any restrictions on the use or exploitation thereof, and are not subject to any right (including as to royalties) or license in favor of any other Person. To the best knowledge of the Issuer and the Subsidiaries of the Issuer, and to the extent required to perfect title, all prior assignments of Issuer's and its Subsidiaries' Intellectual Property Rights have been recorded in all appropriate patent, trademark and copyright offices and there are no breaks in the chain of title with respect to any of such Intellectual Property Rights. The Intellectual Property Rights listed in the Disclosure Schedule are valid and in full force and effect. The patents related to Intellectual Property Rights listed in the Disclosure Schedule have been duly registered or filed in or issued by the appropriate patent office or authority in the countries identified in the Disclosure Schedule to the extent any such registration, filing or issuance is required by applicable law, and neither the Issuer nor any Subsidiary of the Issuer knows of no act or failure to act by its employees, agents or counsel during the registration or prosecution of, or other proceeding relating to, any such patent related Intellectual Property Rights in any patent office, or of any other fact, which would make invalid or unenforceable, or negate the right to issuance of, any of such patent related Intellectual Property Rights listed in the Disclosure Schedule.

               (b) (i) Except as set forth in the Disclosure Schedule, after January 1, 1992, neither the Issuer nor any Subsidiary of the Issuer has been a defendant in any action, suit, investigation or proceeding relating to, and otherwise has not been notified of, any alleged claim or infringement of any Intellectual Property Rights, and neither the Issuer nor any Subsidiary of the Issuer has any knowledge of any other such infringement by the Issuer or any Subsidiary of the Issuer and (ii) neither the Issuer nor any Subsidiary of the Issuer has any knowledge of any continuing infringement by any other Person of any Intellectual Property Rights. No Intellectual Property Right is subject to any outstanding judgment, injunction, order, decree or agreement restricting the use thereof by the Issuer or any Subsidiary of the Issuer or restricting the licensing thereof by the Issuer or any Subsidiary of the Issuer to any Person. Except as set forth on the Disclosure Schedule, neither the Issuer nor any Subsidiary of the Issuer has entered into any agreement to indemnify any other Person against any charge of infringement of any Intellectual Property Right.

               (c) None of the processes and formulae, research and development results and other know-how of the Issuer or any Subsidiary of the Issuer, including, without limitation, trade secrets, the value of which to the Issuer or any Subsidiary of the Issuer is contingent upon maintenance of the confidentiality thereof, has been disclosed by the Issuer or any Subsidiary of the Issuer to any Person in a manner prejudicial to the Issuer's or the Subsidiary's interest therein, other than to employees, representatives and agents of the Issuer and its Subsidiaries, all of whom are bound by written confidentiality agreements substantially in the form attached hereto as part of the Disclosure Schedule.

               (d) Except as set forth on the Disclosure Schedule, there is no Intellectual Property Right developed by a stockholder, officer, director, employee or consultant of the Issuer or any Subsidiary of the Issuer that is used in the business of the Issuer or any Subsidiary of the Issuer that has not been transferred to, or is not owned free and clear of any liens or encumbrances by, the Issuer or a Subsidiary of the Issuer.

               3.15   Insurance Coverage.

               The Disclosure Schedule Issuer lists and describes all insurance policies and fidelity bonds relating to the assets, business, operations, employees, officers or directors of the Issuer and each Subsidiary of the Issuer. There is no claim in excess of $50,000 by the Issuer or any Subsidiary of the Issuer pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds or in respect of which such underwriters have reserved their rights. All premiums payable under all such policies and bonds have been paid timely, and the Issuer and each Subsidiary of the Issuer has otherwise complied in all material respects with the terms and conditions of all such policies and bonds. Such policies of insurance and bonds (or other policies and bonds providing substantially similar insurance coverage) are in full force and effect. The policies and bonds described in this Section are of the type and in amounts customarily carried by Persons conducting businesses similar to those of the Issuer and the Subsidiaries of the Issuer and provide adequate insurance coverage for the assets of the Issuer and the Subsidiaries of the Issuer. Neither the Issuer nor any Subsidiary of the Issuer knows of any threatened termination of, material premium increase with respect to, or material alteration of coverage under, any of such policies or bonds. The Issuer and the Subsidiaries of the Issuer shall after the Closing continue to have coverage under such policies and bonds (to the extent coverage is provided under such policies and bonds) with respect to events occurring prior to the Closing, which policies and bonds constitute the only insurance policies and fidelity bonds in effect relating to the assets, businesses, operations, employees, officers and directors of the Issuer and the Subsidiaries of the Issuer.

               3.16   Licenses and Permits.

               The Issuer and each Subsidiary of the Issuer have all material licenses, franchises, permits or other similar authorizations relating to the ownership of their assets, or necessary for the operation of their businesses (the "Permits"). Each such Permit is valid and in full force and effect, and none of the Permits will be terminated or impaired or become terminable, in whole or in part, as a result of the Transactions.

               3.17   Inventories.

               The inventories set forth in the Balance Sheet were properly stated therein at the lesser of cost or fair market value computed on a first-in-first-out basis determined in accordance with GAAP consistently maintained and applied by the Issuer. Since the Balance Sheet Date, the inventories of the Issuer and the Subsidiaries of the Issuer have been maintained in the ordinary course of business. All such inventory is owned free and clear of all Liens, except for Liens in favor of the vendors of such inventory granted pursuant to the Issuer's and its Subsidiaries' ordinary payment terms. Except as set forth on the Disclosure Schedule, all of the inventory recorded on the Balance Sheet consists of, and all inventory of the Issuer and the Subsidiaries of the Issuer on the Closing Date will consist of, items of a quality usable or saleable in the normal course of business consistent with past practices and are and will be in quantities sufficient for the normal operation of the business of the Issuer and the Subsidiaries of the Issuer.

               3.18   Accounts Receivable; Vendor Relationships.

               (a) All accounts, notes receivable and other receivables reflected on the Balance Sheet (the "Balance Sheet Receivables") are computed in accordance with generally accepted accounting principles and are valid, genuine and collectible in the aggregate amount thereof, subject to normal and customary trade discounts, less any reserves for doubtful accounts and contractual allowances recorded on the Balance Sheet.

               (b) All accounts, notes receivable and other receivables which arise or are generated after the Balance Sheet Date and on or prior to the Closing Date are and will be valid and genuine.

               (c) Except as set forth on the Disclosure Schedule, neither the Issuer nor any Subsidiary (i) is currently involved in any dispute with any supplier or vendor of either the Issuer or a Subsidiary that could potentially threaten such entities relationship with the supplier or vendor or (ii) reasonably anticipates any dispute with any supplier or vendor that could potentially have a Material Adverse Effect.

               3.19   Finders' Fees.

               There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Issuer who might be entitled to any fee or commission from the Issuer, any Buyer or any of their respective Affiliates upon consummation of the Transactions.

               3.20   Disclosure.

               The documents and other written information (other than information in the nature of financial projections and forecasts, as to which no representation is made other than as set forth in Section 3.6(b)) delivered by the Issuer and its representatives to the Buyers in connection with the Transactions, taken as a whole, contain no untrue statement of a material fact and do not omit to state any material fact necessary in order to make the statements contained therein not misleading.

               3.21   Directors, Officers and Employees.

               The Issuer has furnished to the Buyers a true and complete list of the names, titles, annual salaries and other compensation (including incentive compensation) of all current directors and officers of the Issuer and each Subsidiary of the Issuer and all other employees of the Issuer and each Subsidiary of the Issuer whose annual compensation exceeds $75,000.

Except as set forth on the Disclosure Schedule, none of the key employees of the Issuer or any Subsidiary of the Issuer has notified the Issuer or any Subsidiary of the Issuer in writing that he or she intends to resign or retire as a result of the Transactions or otherwise within one year after the Closing Date.

               3.22   Labor Matters.

               The Issuer and each Subsidiary of the Issuer is in material compliance with all currently applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice. There is no unfair labor practice complaint Pending or, to the best knowledge of Issuer and the Subsidiaries of the Issuer, threatened against the Issuer or any Subsidiary of the Issuer before the National Labor Relations Board.

               3.23   Environmental Matters.

               (a)    Except as set forth in the Disclosure Schedule:

               (i) Issuer and each Subsidiary have complied and are in compliance with, and any real property owned, leased or operated by the Issuer or any Subsidiary of Issuer and all improvements thereon are in compliance with, all Environmental Laws. Neither Issuer nor any Subsidiary of Issuer has any liability under any Environmental Law, nor is Issuer or any Subsidiary of Issuer responsible for any liability under Environmental Laws of any other person.

               (ii) no notice, notification, demand, request for information, claim, citation, summons, complaint or order has been issued or made, no complaint has been filed, no penalty has been assessed and no investigation, proceeding, or review is pending, or to the knowledge of the Issuer and the Subsidiaries of the Issuer, threatened by any governmental entity or other Person, and neither Issuer nor any Subsidiary of Issuer, nor any officer, director or stockholder thereof knows or suspects any fact(s) which might reasonably form the basis for any such actions or notices arising out of, attributable to, or with respect to any (A) alleged violation by the Issuer or any Subsidiary of the Issuer of any Environmental Law, (B) alleged liability under any Environmental Law, (C) alleged failure by the Issuer or any Subsidiary of the Issuer to have any environmental permit, (D) Regulated Environmental Activity or (E) presence, Release or threatened Release of Hazardous Substances;

               (iii) no polychlorinated biphenyls, radioactive material, urea formaldehyde, asbestos, asbestos-containing material, wetlands, landfill, dump, filled in land or underground improvement used currently or in the past for management of Hazardous Substances tank (active or abandoned) is or has been present at any property now or previously owned, leased or operated by the Issuer or any Subsidiary of the Issuer;

               (iv) no Hazardous Substance has been Released (and no notification of such Release has been filed or made) at, on, from, or under any property now or previously owned, leased or operated by the Issuer or any Subsidiary of the Issuer and no Hazardous Substance is or was present at any such property except in accordance with Environmental Laws;

               (v) no property now or previously owned, leased or operated by the Issuer or any Subsidiary of the Issuer or any property to which the Issuer or any Subsidiary of the Issuer has, directly or indirectly, transported or arranged for the transportation of any Hazardous Substances is listed or, to the knowledge of the Issuer or any Subsidiary of the Issuer, proposed for listing, on the National Priorities List promulgated pursuant to CERCLA, on CERCLIS (as defined in CERCLA) or on any other federal, state or foreign list of sites requiring investigation or clean-up;

               (vi) there are no Environmental Permits that are nontransferable or require consent, notification or other action to remain in full force and effect following the consummation of the Transactions, and no other consent, notification, approval or other action is required under any Environmental Law in order to consummate the Transaction.

               (vii) no Lien in favor of any person relating to or in connection with any claim under any Environmental Law has been filed or has attached to the real property currently owned, operated, or leased by the Issuer or the Subsidiaries.

               (b) There has been no environmental investigation, study, audit, test, review or other analysis conducted of which the Issuer or any Subsidiary of the Issuer has knowledge, or which is in the possession or control of either of them, in relation to the current or prior business of the Issuer or any Subsidiary of the Issuer or any property or facility now or previously owned, operated or leased by the Issuer or any Subsidiary of the Issuer which has not been delivered to Buyers at least ten days prior to the date hereof.

               (c) Seller and the Subsidiaries have been duly issued, and currently have and will maintain through the Closing Date, all permits, licenses, certificates and approvals required under any Environmental Law. A true and complete list of such permits, licenses, certificates and approvals, all of which are valid and in full force and effect, is set out in the Disclosure Schedule.

               (d) For purposes of this Section, the terms "the Issuer" and "Subsidiary of the Issuer" shall include any entity which is, in whole or in part, a predecessor of the Issuer or its Subsidiaries.

               3.24   Employee Benefit Plans.

               (a) The Disclosure Schedule identifies each Employee Plan. The Issuer has furnished to the Buyers copies of the Employee Plans (and, if applicable, related trust agreements) and all amendments thereto and official written interpretations thereof together with the three most recent annual reports (Form 5500), if any. Other than a plan covered under Section 401(k) of the Code, no Employee Plan is, and no Employee Plan maintained by the

Issuer or any Subsidiary of the Issuer in the past six years has been (i) a Multiemployer Plan, (ii) a Title IV Plan, (iii) a "pension plan" as such term is defined in Section 3(2) of ERISA or (iv) maintained in connection with any trust described in Section 501(c) (9) of the Code.

               (b) The Issuer and each Subsidiary of the Issuer (i) currently has no ERISA Affiliates and (ii) has had no ERISA Affiliates in the past six years.

               (c) No transaction prohibited by Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any employee benefit plan or arrangement which is covered by Title I of ERISA which transaction has or will cause the Issuer or any Subsidiary of the Issuer or any of their ERISA Affiliates to incur any liability under ERISA, the Code or otherwise excluding transactions effected pursuant to a statutory or administrative exemption.

               (d) Each Employee Plan has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such plans.

               (e) The Disclosure Schedule identifies each Benefit Arrangement. The Issuer has furnished to the Buyers copies or description of each benefit arrangement (and, if applicable, related trust agreements) and all amendments thereto and official written interpretations thereof. Each Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all applicable statues, orders, rules and regulations.

               (f) As of the date hereof neither the Issuer nor any Subsidiary of the Issuer nor any affiliate has any unfunded liability for "post-retirement benefits other than pensions" (within the meaning of Financial Accounting Standard No. 106 ("FAS 106") for retirees and employees of the Issuer and its Subsidiaries vested in such benefits as of such date determined in accordance with FAS 106).

               (g) All contributions and payments accrued under each Employee Plan and Benefit Arrangement, determined in accordance with prior funding and accrual practices, as adjusted to include proportional accruals for the period from September 30, 1994 to the Closing Date, will be discharged and paid or properly accrued on the Balance Sheet on or prior to the Closing Date. There has been no amendment to, written interpretation of or announcement (whether or not written) by the Issuer or any Subsidiary of the Issuer or any of its Affiliates or relating to, or change in employee participation or coverage under, any Employee Plan or Benefit Arrangement that would increase materially the expense of maintaining such Employee Plan or Benefit Arrangement above the level of the expense incurred in respect thereof for the fiscal year ended prior to the date hereof.

               (h) There is no contract, agreement, plan or arrangement covering any employee or former employee of the Issuer or any Subsidiary of the Issuer that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 280G of the Code.

               (i) There has been no failure of a group health plan (as defined in Section 5000(b) (l) of the Code) to meet the requirements of Code Section 4980B(f) with respect to a qualified beneficiary (as defined in Section 4980B(g)) which would result in a material liability for the Issuer or any Subsidiary of the Issuer. Neither the Issuer nor any Subsidiary of the Issuer has contributed to a nonconforming group health plan (as defined in Section 5000(c) of the Code) and no ERISA Affiliate of the Issuer or any Subsidiary of the Issuer has incurred a tax under Section 5000(a) which is or could become a liability of the Issuer or any Subsidiary of the Issuer.

               (j) Neither the Issuer nor any Subsidiary of the Issuer maintains any plan that covers non-U.S. residents or individuals with no U.S. sources of income.

               (k) Except pursuant to the Employment Agreements, no employee or former employee of the Issuer or any Subsidiary of the Issuer will become entitled to any bonus, retirement, severance, job security or similar benefit or enhanced such benefit (including acceleration of vesting or exercise of an incentive award) as a result of the transactions contemplated hereby.

               3.25   Debt Instruments.

               The Disclosure Schedule lists all mortgages, indentures, notes, guarantees and other agreements for or relating to borrowed money (including, without limitation, conditional sales agreements and capital leases) to which the Issuer or any Subsidiary of the Issuer is a party or which have been assumed by the Issuer or any Subsidiary of the Issuer or to which any assets of the Issuer or any Subsidiary of the Issuer are subject and, with respect to each arrangement so listed, briefly describes the principal amount, interest rate, original and maturity dates and any sinking fund installments, or prepayment premiums restrictive covenants and any other material provisions. The Issuer and each Subsidiary have performed all the material obligations required to be performed by each of them to date and are not in default in any respect under any of the foregoing, and there has not occurred any event which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute such a default.

               3.26   Books and Records.

               The books of account, stock records, minute books and other records of the Issuer and each Subsidiary of the Issuer are true and accurate and have been maintained in accordance with good business practices and the matters contained therein are appropriately and accurately reflected in the financial statements furnished to the Buyers.

               3.27   Absence of Violation.

               Neither the Issuer nor any Subsidiary of the Issuer nor any of their officers, directors, employees or agents (or stockholders, distributors, representatives or other persons acting on the express, implied or apparent authority of such entity) have paid, given or received or have offered or promised to pay, give or receive, any bribe or other unlawful, questionable payment of money or other thing of value, any extraordinary discount, or any other unlawful or unusual inducement, to or from any person, business association or governmental official or entity in the United States or elsewhere in connection with or in furtherance of the business of the Issuer or a Subsidiary of the Issuer (including, without limitation, any offer, payment or promise to pay money or other thing of value (a) to any foreign official or political party (or official thereof) for the purposes of influencing any act, decision or omission in order to assist the Issuer or a Subsidiary of the Issuer in obtaining business for or with, or directing business to, any person, or (b) to any person, while knowing that all or a portion of such money or other thing of value will be offered, given or promised to any such official or party for such purposes). The businesses of the Issuer and the Subsidiaries of the Issuer are not in any manner dependent upon the making or receipt of such payments, discounts or other inducements.


                                    ARTICLE 4

                    REPRESENTATIONS AND WARRANTIES OF BUYERS

               Each Buyer, severally as to itself and not jointly, represents and warrants to the Issuer as follows:

               4.1    Existence and Power.

               Such Buyer is a limited partnership duly organized, limited liability company or a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of organization.

               4.2    Authorization.

               The execution, delivery and performance by such Buyer of each Transaction Document to which it is a party are within the powers (corporate, partnership or otherwise) of such Buyer and have been duly authorized by all necessary action on the part of such Buyer. This Agreement constitutes (and, when executed and delivered by such Buyer, each other Transaction Document to which such Buyer is a party will constitute) a valid and binding agreement of such Buyer.

               4.3    Governmental Authorization.

               The execution, delivery and performance by such Buyer of each of the Transaction Documents to which it is a party require no action by or in respect of, or filing with, any governmental body, agency or official.

               4.4    Non-Contravention.

               The execution, delivery and performance by such Buyer of each of the

Transaction Documents to which it is a party do not and will not violate the partnership agreement, the limited liability company agreement or articles or certificate of incorporation and bylaws, as the case may be, of such Buyer, (ii) violate any material indenture, agreement or mortgage to which such Buyer is a party or by which such Buyer is bound, or (iii) violate any applicable material law, rule, regulation, judgment, injunction, order or decree or require any material consent of any other Person.

               4.5    Purchase for Investment.

               Such Buyer acknowledges that the Securities have not been registered under the 1933 Act or any state securities laws and that the purchase and sale of the Securities contemplated hereby is to be effected pursuant to an exemption from the registration requirements imposed by such laws. In this regard, such Buyer is purchasing the Securities to be purchased by it hereunder for its own account and not with a view to, or for sale in connection with, any distribution thereof in violation of the 1933 Act. Such Buyer (either alone or together with its advisors) is an "accredited investor" (as defined in Regulation D under the Securities Act), has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in such Securities and is capable of bearing the economic risks of such investment.

               4.6    Litigation.

               There is no action, suit, investigation or proceeding Pending against or, to the knowledge of such Buyer, threatened against or affecting such Buyer before any court or arbitrator or any governmental body, agency or official which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Transactions.

               4.7    Finders' Fees.

               There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of any Buyer who might be entitled to any fee or commission from the Issuer or any of its Subsidiaries or Affiliates upon consummation of the Transactions.


                                    ARTICLE 5

                      ADDITIONAL UNDERTAKINGS AND COVENANTS


               5.1    Best Efforts.

               Subject to the terms and conditions of this Agreement, each party will use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by the Transaction Documents. Each party agrees to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the Transactions.

               5.2    Certain Filings.

               (a) The Issuer and the Buyers shall take all measures reasonably necessary or advisable to secure such consents, authorizations and approvals of governmental authorities and of private persons or entities with respect to the Additional Purchase, and to perform of all other obligations of such parties hereunder, as may be required by any applicable statute or regulation of the United States or any country, state or other jurisdiction or by any agreement of any kind whatsoever applicable to the Issuer or the Buyers in connection with the additional purchase.

               (b) The Issuer and the Buyers shall (i) cooperate in the filing of all forms, notifications, reports and information, if any, required or reasonably deemed advisable pursuant to applicable statutes, rules, regulations or orders of any governmental authority in connection with the Additional Purchase and (ii) use their respective good faith efforts to cause any applicable waiting periods thereunder to expire and any objections to the transactions contemplated hereby to be withdrawn before the Additional Closing.

               (c) In addition to the obligations set forth above, the Issuer and Capital shall complete a Hart-Scott-Rodino filing with regard to the Additional Purchase within 30 days of the date of this Agreement. The Issuer and the Buyers shall diligently take (or fully cooperate in the taking of) all actions, and provide any additional information, required or reasonably requested in order to comply with the requirements of Hart-Scott-Rodino. The Issuer shall pay the full amount of any Hart-Scott-Rodino filing fee payable by any Buyer.

               5.3    Confidentiality.

               (a) Each Buyer hereby acknowledges that it has obtained and may continue to obtain knowledge of and access to confidential and valuable business information relating to the Issuer and its Subsidiaries not generally known by or available to the general public. Each Buyer agrees at all times after the date hereof to use reasonable efforts, consistent with those employed by it with respect to its own confidential information, (i) to keep confidential all information that is identified as being confidential, (ii) not to use any confidential information on its own behalf, except in connection with the transactions contemplated hereby, or on behalf of any other person, firm or entity, and (iii) not to disclose confidential information to any third party (other than to its counsel, accountants and other consultants in connection with the transactions contemplated hereby) without the advance written authorization of the Issuer; provided, however, that the Buyers shall have no obligation of confidentiality with respect to confidential information that (A) was lawfully obtained by it not subject to restrictions of confidentiality; (B) is a matter of public knowledge; (C) has been or is hereafter publicly disclosed other than by or through the Buyer; or (D) is required to be disclosed by law or judicial process (in which case the Buyer shall give prompt notice to the Company prior to such disclosure). In the event of a breach or threatened breach by a Buyer of the provisions of this section, the Issuer shall be entitled to an injunction restraining that Buyer from disclosing, in whole or in part, the information.

               (b) The Issuer hereby acknowledges that it has obtained and may continue to obtain knowledge of and access to confidential and valuable business information relating to the Buyers not generally known by or available to the general public. The Issuer agrees at all times after the date hereof to use, reasonable efforts, consistent with those employed by it with respect to its own confidential information, (i) to keep confidential all information that is identified as being confidential, (ii) not to use any confidential information on its own behalf, except in connection with the transactions contemplated hereby, or on behalf of any other person, firm or entity, and (iii) not to disclose confidential information to any third party (other than to the Issuer's counsel, accountants and other consultants in connection with the transactions contemplated hereby) without the advance written authorization of the Buyer providing the information; provided, however, that the Issuer shall have no obligation of confidentiality with respect to confidential information that (A) was lawfully obtained by it not subject to restrictions of confidentiality; (B) is a matter of public knowledge; (C) has been or is hereafter publicly disclosed; or (D) is required to be disclosed by law or judicial process (in which case the Issuer shall give prompt notice to the applicable Buyer prior to such disclosure). In the event of a breach or threatened breach by the Issuer of the provisions of this section, the affected Buyer shall be entitled to an injunction restraining such Person from disclosing, in whole or in part, the information.

               5.4    Public Announcements.

               The parties agree to consult with each other before issuing any press release or making any public statement with respect to any Transaction Document or the Transactions and, except as may be required by applicable law or any listing agreement with any national securities exchange, will not issue any such press release or make any such public statement prior to such consultation.

                                    ARTICLE 6

                                   TAX MATTERS


               6.1    Tax Definitions.

               The following terms, as used herein, have the following meanings:

               "Code" means the Internal Revenue Code of 1986, as amended.

               "Tax" means any tax imposed under Subtitle A of the Code and any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, withholding on amounts paid to or by the Issuer, payroll, employment, excise, severance, stamp, capital stock, occupation, property, environmental or windfall profit tax, premium, custom, duty or other tax, governmental fee or other like assessment or charge, together with any interest, penalty, addition to tax or additional amount imposed by any governmental authority (a "Taxing Authority") responsible for the imposition of any such tax (domestic or foreign).

               "Tax Asset" means any net operating loss, net capital loss, investment tax credit, foreign tax credit, charitable deduction or any other credit or tax attribute which could reduce Taxes (including without limitation deductions and credits related to alternative minimum Taxes).

               "Tax Sharing Agreements" means all existing Tax sharing agreements or arrangements (whether or not written) binding the Issuer (including without limitation any agreements or arrangements which afford any other person the benefit of any Tax Asset of the Issuer, afford the Issuer the benefit of any Tax Asset of any other person, or require or permit the transfer or assignment of income, revenues, receipts, or gains).

               6.2    Tax Representations.

               The Issuer represents and warrants to each Buyer as follows:

               (a) the Issuer and each Subsidiary of the Issuer has filed all Tax returns, statements, reports and forms (including estimated tax or information returns and reports) required to be filed with any Taxing Authority (collectively, the "Returns") and, as of the time of filing, the Returns correctly reflected the material facts regarding the income, business, assets, operations, activities and status of the Issuer and each Subsidiary of the Issuer and any other information required to be shown therein;

               (b) the Issuer has furnished to the Buyers true and complete copies of all Returns filed since January 1, 1995;

               (c) except as set forth in the Balance Sheet (including the Notes thereto) or set forth on the Disclosure Schedule, all Taxes shown as due and payable on the Returns that have been filed have been timely paid, or withheld and remitted to the appropriate Taxing Authority;

               (d) the charges, accruals and reserves for Taxes with respect to the Issuer and each Subsidiary of the Issuer reflected on the Issuer's and the Subsidiaries' books and the Balance Sheet (excluding any provision for deferred income taxes) are adequate to cover such Taxes;

               (e) neither the Issuer nor any Subsidiary of the Issuer is delinquent in the payment of any Tax, has requested any extension of time within which to file any Return which Return has not yet been filed, and has granted any extension or waiver of the statute of limitations period applicable to any Return, which period (after giving effect to such extension or waiver) has not yet expired;

               (f) there is no claim, audit, action, suit, proceeding, or investigation now pending or, to the knowledge of the Issuer Subsidiary of the Issuer, threatened against or with respect to the Issuer or any Subsidiary of the Issuer in respect of any Tax or Tax Asset;

               (g) neither the Issuer nor any Subsidiary of the Issuer owns any interest in real property in the State of New York or in any other jurisdiction in which a Tax is imposed on the transfer of a controlling interest in an entity that owns any interest in real property;

               (h) there are no liens for Taxes upon the assets of the Issuer or any Subsidiary of the Issuer except liens for current Taxes not yet due;

               (i) neither the Issuer nor any Subsidiary of the Issuer has been a member of any affiliated, consolidated, combined or unitary group or participated in any arrangement whereby any income, revenues, receipts, gain, loss or Tax Asset of the Issuer or any Subsidiary of the Issuer was determined or taken into account for Tax purposes with reference to or in conjunction with any income, revenues, receipts, gain, loss, asset, liability or Tax Asset of any other person;

               (j) neither the Issuer nor any Subsidiary of the Issuer has entered into any Tax-Sharing Agreements;

               (k) neither the Issuer nor any Subsidiary of the Issuer is a "United States real property holding corporation" within the meaning of Section 897(c) (2) of the Code;

               (l) the Disclosure Schedule contains a list of all jurisdictions (whether foreign or domestic) in which the Issuer or any Subsidiary of the Issuer has filed Tax Returns and sets forth (i) all federal tax elections that are currently in effect with respect to the Issuer or any Subsidiary of the Issuer; (ii) all elections for purposes of foreign, state or local Taxes in each case that reasonably could be expected to affect or be binding upon the Issuer or any Subsidiary of the Issuer or any of their respective assets or operations after the Closing; and (iii) all changes in accounting methods for Tax purposes at any time made, agreed to, requested or required with respect to the Issuer or any Subsidiary of the Issuer; and

               (m) all information set forth in the notes to the Balance Sheet relating to Tax matters is true and complete in all material respects.

               6.3    Covenants.

               (a) All Returns not required to be filed on or before the date hereof (i) will be filed when due in accordance with all applicable laws and
(ii) as of the time of filing, will correctly reflect the material facts regarding the income, business, assets, operations, activities and status of the Issuer and the Subsidiaries of the Issuer and any other information required to be shown therein.

               (b) Neither the Issuer nor any Subsidiary of the Issuer shall reserve any amount for or make any payment of Taxes to any person or any Taxing Authority, except for such Taxes as are due or payable or have been properly estimated in accordance with applicable law as applied in a manner consistent with past practice of the Issuer and the Subsidiaries of the Issuer.

               (c) The Issuer shall deliver at such times as any Buyer may reasonably request a statement issued by the Issuer pursuant to and meeting the requirements of Treas. Reg. Section 1.897-2(h) (or any successor regulation) certifying that neither the Issuer nor any Subsidiary of the Issuer is a "United States real property holding corporation" within the meaning of Section 897(c)
(2) of the Code.



                                    ARTICLE 7

                              CONDITIONS TO CLOSING


               7.1    Conditions to Obligations of the Issuer.

               The obligations of the Issuer to consummate the Closing are subject to the satisfaction of the following conditions:

               (a) No provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Closing.

               (b) No proceeding challenging this Agreement or any of the Transactions or seeking to prohibit, alter, prevent or materially delay the Closing shall have been instituted by any Person before any court, arbitrator or governmental body, agency or official and be Pending, where, in the reasonable judgment of the Buyers, there is a significant possibility of a determination in accordance with the plaintiff's demand.

               (c) All required third party consents and approvals set forth on the Disclosure Schedule shall have been obtained.


               7.2    Conditions to Obligation of Buyers.

               (a) The obligation of the Buyers to consummate the Closing is subject to the satisfaction of the following further conditions:

                      (i) No provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Closing.

                      (ii) No proceeding challenging this Agreement or any of the Transactions or seeking to prohibit, alter, prevent or materially delay the Closing shall have been instituted by any Person before any court, arbitrator or governmental body, agency or official and be Pending, where, in the reasonable judgment of the Buyers, there is a significant possibility of a determination in accordance with the plaintiff's demand.

                      (iii) All required third party consents and approvals set forth on the Disclosure Schedule shall have been obtained.

                      (iv) The Issuer, the Buyers and certain securityholders of the Issuer shall have entered into the Securityholders Agreement.

                      (v) The Buyers, the holders of the Notes and the Issuer shall have entered into the Inter-Securityholder Agreement.

                      (vi) The Buyers shall have received an opinion of Brobeck, Phleger & Harrison LLP, counsel to the Issuer, dated as of the Closing Date, to the effect and in the form attached hereto as EXHIBIT E.

                      (vii) Concurrently with the Closing, the Issuer shall have provided to the Buyers an incumbency certificate for the officers of the Issuer executing this Agreement and any of the Transaction Documents and a copy of the each of the following: (a) the Charter of the Issuer including the amendment attached hereto as EXHIBIT F and any other filings required to authorize the issuance of, and designate the terms of, the Series C Preferred Stock, as certified by the Delaware and by the Secretary of the Issuer as being true and complete as of the Closing Date; (b) certificates certifying that the Issuer and each domestic Subsidiary of the Issuer are in good standing (or its equivalent) in their respective states of incorporation, in each case dated not more than ten days prior to the Closing Date; (c) the Issuer's By-laws certified by the secretary of the Issuer as being true and complete as of the Closing Date; (d) a copy of the resolutions of the Issuer's Board of Directors certified by the Secretary of the Issuer as being true and complete as of the Closing Date authorizing the execution, delivery and performance of this Agreement and the issuance of the Series C Preferred Stock to the Buyers pursuant hereto; and (e) a copy of the resolutions of the Issuer's securityholders certified by the Secretary of the Issuer as being true and complete as of the Closing Date authorizing the amendment to the Issuer's Charter described in clause (a) of this Section 7.2(a)(viii).

                      (viii) All other documents required hereunder to be furnished by the Issuer to the Buyers prior to or at Closing shall have been furnished.

               (b) The obligation of Capital to consummate the Closing is subject to the satisfaction of the further condition that Capital shall have received from the Issuer a Kauffman/CalPERS certificate in the form of EXHIBIT G hereto.

                                    ARTICLE 8

                            SURVIVAL; INDEMNIFICATION


               8.1    Survival.

               All representations, warranties, covenants, indemnities and other Agreements made by any party to this Agreement herein or pursuant hereto shall survive the Closing Date until two years after the Closing Date; provided that
(a) the representations and warranties set forth in Section 3.5(d) and the covenants and agreements set forth in Articles 8 and 9 shall survive indefinitely, (b) the representations and warranties set forth in Section 3.23 shall survive the Closing until six years after the Closing Date and (c) the covenants, agreements, representations and warranties contained in Article 6 shall survive for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation or extension thereof).

               8.2    Indemnification.

               (a) Subject to Section 8.2(c), the Issuer hereby agrees to indemnify each Buyer and each of its Affiliates against and agrees to hold each of them harmless from any and all damage, loss, liability and expense, net of any insurance amounts recovered ("Damages"), incurred or suffered by such Buyer or any of its Affiliates arising out of any breach of representation or warranty, covenant or agreement made or to be performed by the Issuer pursuant to this Agreement; provided that the Issuer shall not be liable under this
Section 8.2(a) unless the aggregate amount of Damages with respect to all matters referred to in this Section 8.2(a) (determined without regard to any materiality qualification contained in any representation, warranty or covenant giving rise to the claim for indemnity hereunder) exceeds $100,000.

               (b) Notwithstanding anything to the contrary in this Agreement but subject to Section 8.2(c), the Issuer, hereby agrees to indemnify each Buyer and each of its Affiliates from and against, and agrees to hold each of them harmless from any and all, Damages (including without limitation reasonable expenses of investigation by engineers, environmental consultants and similar technical personnel) incurred or suffered by such Buyer or any of its Affiliates arising out of, in respect of or in connection with any and all Environmental Liabilities.

               (c) The Issuer shall not be liable under this Section 8.2 for Damages in excess of $25,000,000 in the aggregate.

               8.3    Procedures; Remedies Cumulative.

               (a) The party seeking indemnification under Section 8.2 (the "Indemnified Party") agrees to give prompt notice to the Issuer of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought under such Section. The Issuer may, and at the request of the Indemnified Party shall, participate in and control the defense of any such suit, action or proceeding at its own expense. If the Indemnifying Party assumes control of such defense, the Indemnified Party shall have the right (but not the obligation) to participate in the defense thereof and to employ separate counsel, all at the Indemnified Party's expense. The Issuer shall not be liable under Section 8.2 for any settlement effected without its consent of any claim, litigation or proceeding in respect of which indemnity may be sought hereunder.

               (b) The remedies provided herein shall be cumulative and shall not preclude the assertion by the Issuer or the Buyers of any other rights or the seeking of any other remedies against the other, or their respective successors or assigns.


               8.4    Specific Performance.

               In addition to any other remedies which the Buyers may have at law or in equity, the Issuer hereby acknowledges that the Series C Stock and the Issuer and the Subsidiaries of the Issuer are unique, and that the harm to the Buyers resulting from breaches by the Issuer of its respective obligation cannot be adequately compensated by damages. Accordingly, the Issuer agrees that the Buyers shall have the right to have all obligations, undertakings, Agreements, covenants and other provisions of this Agreement specifically performed by the Issuer, and that the Buyers shall have the right to obtain an order or decree of such specific performance in any of the courts of the United States of America or of any state or other political subdivision thereof.


                                    ARTICLE 9

                                  MISCELLANEOUS


               9.1    Notices.

               All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given:

               If to Capital, to:

                             ABS Capital Partners II, L.P.
                             101 California Street, 47th Floor
                             San Francisco, California 94111
                             Attention: Andrew T. Sheehan
                             Fax: 415-477-3229

               and to:

                             ABS Capital Partners II, L.P.
                             One South Street
                             Baltimore, Maryland 21202
                             Attention: Donald B. Hebb, Jr.
                             Fax: 410-895-4380

               with a copy to:

                             Hogan & Hartson, L.L.P.
                             111 South Calvert Street, Suite 1600
                             Baltimore, Maryland 21202
                             Attention: Walter G. Lohr, Jr.
                             Fax: 410-539-6981

               If to any DLJ Buyer, to:

                             DLJ Merchant Banking Funding, Inc.
                             DLJ Merchant Banking Partners, L.P.
                             277 Park Avenue
                             New York, New York 10172
                             Attention: Thompson Dean
                             Fax:  (212) 892-7272

               and to:

                             DLJ International Partners, C.V.
                             DLJ Offshore Partners, C.V.
                             c/o DLJ Offshore Management N.V.
                             John B. Gorsiraweg 6
                             Willemstad, Curacao
                             Netherlands Antilles
                             Pierson Trust (Curacao) N.V.
                             Attention: Germain Sprock


                             DLJ Capital Corporation
                             Sprout Growth II, L.P.
                             Sprout Capital VI, L.P.
                             3000 Sand Hill Road
                             Building 3, Suite 170
                             Menlo Park, California 94025
                             Attention: Robert Finzi
                             Fax:  (650) 234-2779

                             Donaldson, Lufkin & Jenrette Securities Corporation 277 Park Avenue
                             New York, New York  10172
                             Attention:  Ivy Dodes
                             Fax:  (212) 892-2689


               with a copy to:

                            Davis Polk & Wardwell
                            450 Lexington Avenue
                            New York, New York 10017
                            Attention:  George R. Bason, Jr.
                            Fax:   (212) 450-4800

               If to William E. Terry, to:

                      925 Laurel Glen Drive
                      Palo Alto, California 94304-1323
                      Fax: (650) 948-8960 or (650) 852-2955

               If to Dr. Gilbert F. Amelio, to:

                      The Parkside Group
                      650 California Street, #2400
                      San Francisco, California 94108
                      Fax: (408) 295-1737

               If to the Issuer, to:

                             Phase Metrics, Inc.
                             10260 Sorrento Valley Road
                             San Diego, CA 92121
                             Attention: John F. Schaefer
                             Fax: (619) 646-4996

               with a copy to:

                             Brobeck, Phleger & Harrison
                             38 Technology Drive
                             Newport Beach, CA 92618
                             Attention: Richard A. Fink
                             Fax: (949) 790-6301

All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

               9.2    Amendments and Waivers.

               (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

               (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

               9.3    Expenses.

               The Issuer will pay, up to a maximum of $75,000 in connection with the Transactions and the Transaction Documents, the reasonable out-of-pocket expenses of Capital and the reasonable fees and expenses of counsel and advisors of Capital, including the fees and expenses of Hogan & Hartson L.L.P. as counsel to Capital. The Issuer will pay, up to a maximum of $75,000 in connection with the Transactions and the Transaction Documents, the reasonable out-of-pocket expenses of the DLJ Buyers and the reasonable fees and expenses of counsel and advisors of the DLJ Buyers, including the fees and expenses of Davis Polk & Wardwell as counsel to the DLJ Buyers. In addition, the Issuer will reimburse both Capital and the DLJ Buyers for the filing fees of any Hart-Scott-Rodino filing required in connection with the transactions contemplated by this Agreement. The provisions of this Section 9.3 shall apply whether or not the Transactions are consummated.

               9.4    Successors and Assigns.

               The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto except that Capital or any DLJ Buyer may transfer or assign, in whole or from time to time in part, to one or more of its respective Affiliates, the right to purchase all or a portion of its Securities, but no such transfer or assignment will relieve Capital or such DLJ Buyer of its obligations hereunder.

               9.5    Governing Law.

               This Agreement shall be governed by and construed in accordance with the law of the State of the State of New York, without regard to the conflicts of law rules of such state.

               9.6    Jurisdiction.

               Except as otherwise expressly provided in this Agreement, any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, any of the Transaction Documents or the transactions contemplated hereby and thereby may be brought in the United States District Court or any federal or state court sitting in Maryland or New York, and each of the parties hereby consents to the non-exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 9.1 shall be deemed effective service of process on such party.

               9.7    Counterparts; Third Party Beneficiaries.

               This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. No provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder. Notwithstanding the foregoing, neither DLJ International Partners, C.V. or DLJ Offshore Partners, C.V. shall have any rights or remedies under this Agreement unless and until a DLJ Buyer shall have transferred shares of Series C Preferred Stock to such entity. Upon the consummation of a transfer of Series C Preferred Stock to either DLJ International Partners, C.V. or DLJ Offshore Partners, C.V. the party receiving such shares shall be entitled to all of the rights and remedies conferred to the DLJ Buyers under this Agreement as if such party had originally acquired shares pursuant to this Agreement on the Closing Date.

               9.8    Knowledge.

               For purposes of this Agreement, a matter shall be deemed to be "to the best knowledge" of a Person, and a Person shall be deemed to have "knowledge" or "awareness" of a matter, if such Person or any one or more officers, directors or senior management of such Person has, after reasonable inquiry, knowledge of the matter in question.


               9.9    Appointment of Agent.

               Each of the DLJ Buyers hereby irrevocably constitutes and appoints DLJ Merchant Banking Partners, L.P. as its agent and true and lawful attorney in fact with full power and discretion, in the name of and for and on behalf of each of the DLJ Buyers, in connection with all matters arising from, contemplated by or relating to the Transaction Documents. The powers of DLJ Merchant Banking Partners, L.P. include, without limitation, the power to represent each of the DLJ Buyers with respect to all aspects of the Transaction Documents, which power shall include, without limitation, the power to (i) receive any payment or transfer to be made pursuant to the Transaction Documents, (ii) waive any conditions of the Transaction Documents, (iii) amend the Transaction Documents in any respect, (iv) receive notices or other communications, (v) deliver any notices, certificates or other documents required and (vi) take all such other action and to do all such other things as DLJ Merchant Banking Partners, L.P. deems necessary or advisable with respect to the Transaction Documents. The Issuer shall have the right to rely upon the acts taken or omitted to be taken by DLJ Merchant Banking Partners, L.P. on behalf of the DLJ Buyers, and shall have no duty to inquire as to the acts and omissions of DLJ Merchant Banking Partners L.P. Each of the DLJ Buyers hereby acknowledges and agrees that (i) all deliveries by the Issuer to DLJ Merchant Banking Partners, L.P. shall be deemed deliveries to the DLJ Buyers, (ii) the Issuer shall not have any liability with respect to any aspect of the distribution or communication of such deliveries between DLJ Merchant Banking Partners, L.P.

and any of the DLJ Buyers or among the DLJ Buyers, and (iii) any disclosure made to DLJ Merchant Banking Partners, L.P. by or on behalf of the Issuer shall be deemed to be a disclosure made to each of the DLJ Buyers. The provisions of this appointment shall be binding upon the successors and permitted assigns of each of the DLJ Buyers.

               9.10   Sovereign Immunity.

               To the extent that any Buyer may be entitled, in any jurisdiction in which judicial proceedings may at any time be commenced with respect to any Transaction Document, to claim for itself or its revenues, assets or properties any sovereign immunity from suit, from the jurisdiction of any court (including but not limited to any court of the United States of America or the States of Maryland or New York), from attachment prior to judgment, from set-off, from execution of a judgment or from any other legal process, and to the extent that in any such jurisdiction there may be attributed such an immunity (whether or not claimed), each Buyer hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity.

               9.11   Entire Agreement.

               The Transaction Documents constitute the entire agreement between the parties with respect to the subject matter of the Transaction Documents and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement and the other Transaction Documents. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by any party hereto.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.



                                 ABS CAPITAL PARTNERS II, L.P.

                                 By:  ABS Partners II, LLC
                                      Its General Partner

                                 By:  /s/ DONALD B. HEBB
                                      -------------------------------------
                                      Name:  Donald B. Hebb, Jr.
                                      Title:


                                 DLJ MERCHANT BANKING PARTNERS, L.P.

                                 By   DLJ MERCHANT BANKING, INC.
                                      Managing General Partner


                                 By:  /s/ REID PERPER
                                      -------------------------------------
                                      Name:  Reid Perper
                                      Title: Principal


                                  DLJ INTERNATIONAL PARTNERS, C.V.

                                  By  DLJ MERCHANT BANKING, INC.
                                      Advisory General Partner


                                  By: /s/ REID PERPER
                                      -------------------------------------
                                      Name:  Reid Perper
                                      Title:

                                 DLJ OFFSHORE PARTNERS, C.V.

                                 By   DLJ MERCHANT BANKING, INC.
                                      Advisory General Partner


                                 By:  /s/ REID PERPER
                                      -------------------------------------
                                      Name:  Reid Perper
                                      Title:


                                 DLJ MERCHANT BANKING FUNDING, INC.


                                 By:  /s/ REID PERPER
                                      -------------------------------------
                                      Name:  Reid Perper
                                      Title:

                                 DLJ CAPITAL CORPORATION


                                 By:  /s/ IVY DODES
                                      -------------------------------------
                                      Name:  Ivy Dodes
                                      Title: Vice President

                                 DLJ ESC II, L.P.

                                 By:  DLJ LBO PLANS MANAGEMENT
                                      CORPORATION


                                 By:  /s/ IVY DODES
                                      -------------------------------------
                                      Name:  Ivy Dodes
                                      Title: Vice President


                                 DONALDSON, LUFKIN & JENRETTE
                                  SECURITIES CORPORATION

                                 By:  /s/ IVY DODES
                                      -------------------------------------
                                      Name:  Ivy Dodes
                                      Title: Vice President

                                 SPROUT GROWTH II, L.P.

                                 By:  DLJ Capital Corporation,
                                      Managing General Partner


                                 By:  /s/ ROBERT FINZI
                                      -------------------------------------
                                      Robert Finzi
                                      Attorney-In-Fact



                                 SPROUT CAPITAL VI, L.P.

                                 By:  DLJ Capital Corporation
                                      Managing General Partner


                                 By:  /s/ ROBERT FINZI
                                      -------------------------------------
                                      Robert Finzi
                                      Attorney-In-Fact


                                 PHASE METRICS, INC.


                                 By:  /s/ JOHN F. SCHAEFER
                                      -------------------------------------
                                      Name:  John F. Schaefer
                                      Title: CEO

                                    /s/ WILLIAM E. TERRY
                                    ------------------------------------------
                                    William E. Terry


                                    /s/ DR. GILBERT F. AMELIO
                                    -------------------------------------------
                                    Dr. Gilbert F. Amelio

                                                                    Schedule 2.1

                     SECURITIES TO BE PURCHASED FROM ISSUER

                                                                      Aggregate
         Buyer                       Number of Shares               Purchase Price

ABS Capital
  Partners II, L.P.                  3,749,999                        $14,999,996


DLJ Merchant Banking                 625,000                           $2,500,000
 Partners, L.P.


DLJ International                    0                                         $0
    Partners, C.V.


DLJ Offshore Partners,               0                                         $0
    C.V.

DLJ Merchant Banking                 344,992                           $1,379,968
 Funding, Inc.


DLJ Capital Corporation              36,472                              $145,888


DLJ ESC II, L.P.                     229,994                             $919,976


Donaldson, Lufkin & Jenrette
   Securities Corporation            675,014                           $2,700,056


Sprout Growth II, L.P.               358,208                           $1,432,832


Sprout Capital VI, L.P.              230,320                             $921,280

Dr. Gilbert F. Ameilo                100,000                             $400,000

William E. Terry                     10,000                               $40,000

                                    EXHIBIT E


                     FORM OF BROBECK, PHLEGER & HARRISON LLP
                                  LEGAL OPINION

               (a) The Issuer was incorporated, and is validly existing and in good standing as of the date of the certificate specified in Paragraph _ above, under the laws of the State of Delaware. Each Subsidiary was incorporated and is validly existing and in good standing as of the date of the certificates specified in Paragraphs _,_,_, and _ above, under the laws of their respective states of incorporation. The Issuer and each Subsidiary have the corporate power and corporate authority under their respective articles or certificates of incorporation and the corporate law of their respective states of incorporation to own, lease and operate their current properties and to transact the business in which they are currently engaged.

               (b) The Issuer and the Subsidiaries are each authorized and qualified to transact business in [list Jurisdictions].

               (c) The Issuer has the corporate power and corporate authority under its Charter and the Delaware Corporation Law to execute and deliver the Purchase Agreement and the Transaction Documents (collectively, the "Agreements") and to perform its obligations thereunder. The execution, delivery and performance as of the date hereof by the Issuer of the Agreements have been duly authorized by all necessary corporate action of the Issuer.

               (d) The Agreements have been duly executed and delivered on behalf of the Issuer and constitute valid and binding obligations of the Issuer, enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and as may be limited by the exercise of judicial discretion and the application of principles of equity including, without limitation, requirements of good faith, fair dealing, conscionability and materiality (regardless of whether such agreement is considered in a proceeding in equity or at law).

               (e) The execution, delivery and performance as of the date hereof by the Issuer of the Agreements do not (i) require any approval of its shareholders or board of directors which has not been obtained, (ii) violate the Delaware Corporation Law, as amended or the Charter or Bylaws of the Issuer,
(iii) violate any applicable law, rule, regulation, order, judgment or decree of any federal or state governmental agency, (iv) breach or constitute a default under any agreement or contract to which the Issuer is a party or to which the Issuer is subject and of which such counsel has knowledge or (v) to our knowledge, result in the creation of any lien upon any of the properties of the Issuer pursuant to any of the foregoing.

               (f) No approval or consent of, or registration or filing with any federal or state governmental agency is required to be obtained or made by the Issuer in connection with the execution, delivery and performance as of the date hereof by the Issuer of the Agreements (other than any filings required pursuant to Hart-Scott-Rodino and the filing of a Form D with the Securities and Exchange Commission and any required Blue Sky filings.

               (g) When issued in accordance with the provisions of the Purchase Agreement, the shares of Series C Redeemable Convertible Preferred Stock ("Shares") will be validly issued, fully paid and non-assessable. When issued upon conversion of the Shares pursuant to the terms thereof, the common shares underlying the Shares (the "Common Shares") will be validly issued, fully paid and non-assessable. The Issuer has taken all necessary corporate actions to reserve the Conversion Shares for issuance. The authorized, issued and outstanding capital stock of the Issuer, and the holders of record thereof, are as set forth in the table appearing in Section ____ of the Disclosure Schedule to the Purchase Agreement. All shares of capital stock of the Issuer shown as issued and outstanding in said table are duly authorized and, assuming the receipt of consideration as provided in resolutions of the Issuer's Board of Directors authorizing issuance thereof, are validly issued, fully paid and non-assessable under the Delaware Corporation Law. Other than as set forth on Section ____ of the Disclosure Schedule to the Purchase Agreement, to our knowledge, the Issuer has not issued any outstanding securities convertible into or exchangeable for, or outstanding options, warrants or other rights (preemptive or otherwise) to purchase or to subscribe for, any shares of stock or other securities of the Issuer. There are no preemptive rights of any person applicable to the issuance of the Shares or the Conversion Shares.

               (i) To our knowledge, there are no actions, suits or proceedings pending or threatened against the Issuer or any Subsidiary, or in which the Issuer or any Subsidiary is a party, before any court or governmental department, commission, board, bureau, agency or instrumentality that question the validity of the Agreements or any action taken or to be taken pursuant thereto, or that seek to enjoin or otherwise prevent the consummation of the transactions contemplated by the Agreements or to recover in damages or obtain other relief as a result thereof, or that, if determined adversely to the Issuer or a Subsidiary, as the case may be, would result in any material liability on the part of the Issuer or the Subsidiary subject to the action, or in any material adverse change in the financial condition of the Issuer.



                                       2